INVESTOR PRESENTAT ION A U G U S T 2 0 1 6 1

This presentation contains statements regarding our expectations, beliefs and views about our future financial performance and our business, trends and expectations regarding the markets in which we operate, and our future plans. Those statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. Forward-looking statements are based on current information available to us and our assumptions about future events over which we do not have control. Moreover, our business and our markets are subject to a number of risks and uncertainties which could cause our actual financial performance in the future, and the future performance of our markets (which can affect both our financial performance and the market prices of our shares), to differ, possibly materially, from our expectations as set forth in the forward-looking statements contained in this presentation. In addition to the risk of incurring loan losses, which is an inherent risk of the banking business, these risks and uncertainties include, but are not limited to, the following: the risk that the economic recovery in the United States, which is still relatively fragile, will be adversely affected by domestic or international economic conditions, which could cause us to incur additional loan losses and adversely affect our results of operations in the future; the risk that our results of operations in the future will continue to be adversely affected by our exit from the wholesale residential mortgage lending business and the risk that our commercial banking business will not generate the additional revenues needed to fully offset the decline in our mortgage banking revenues within the next two to three years; the risk that our interest margins and, therefore, our net interest income will be adversely affected by changes in prevailing interest rates; the risk that we will not succeed in further reducing our remaining nonperforming assets, in which event we would face the prospect of further loan charge-offs and write-downs of other real estate owned and would continue to incur expenses associated with the management and disposition of those assets; the risk that we will not be able to manage our interest rate risks effectively, in which event our operating results could be harmed; the prospect that government regulation of banking and other financial services organizations will increase, causing our costs of doing business to increase and restricting our ability to take advantage of business and growth opportunities. Additional information regarding these and other risks and uncertainties to which our business is subject are contained in our Annual Report on Form 10-K for the year ended December 31, 2015 which is on file with the SEC as well as subsequent Quarterly Reports on Form 10-Q that we file with the SEC. Due to these and other risks and uncertainties to which our business is subject, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future financial performance based solely on our historical financial performance. We disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. FORWARD LOOKING STATEMENTS 2

CORPORATE OVERVIEW _________________________________ PACIFIC MERCANTILE BANK IS A COMMUNITY-BASED COMMERCIAL BANK SERVING SOUTHERN CALIFORNIA  Bank founded in 1999  $1.1 billion in total assets  9 offices in Southern California  Focused on serving small- and middle-market businesses  32% owned by Carpenter Community BancFund CORPORATE HEADQUARTERS COSTA MESA, CALIFORNIA 3

OFFICE LOCATIONS _________________________________ ONTARIO BEVERLY HILLS LA HABRA COSTA MESA IRVINE SPECTRUM NEWPORT BEACH LA JOLLA 4

INVESTOR HIGHLIGHTS _________________________________ Opportunity to Capitalize on Turnaround Transitioning to Growth  Double-digit loan growth projected for 2016  18% DDA growth in 1H16  Discounted Valuation Trading at 1.2x TBV Addressing Attractive Growth Markets  Comprehensive Client Engagement  Outstanding Growth Market of Southern California  Over 8,000 Potential Clients within Service Area Improving Operational Leverage High insider ownership (over 30%) 5

CORE MARKET OVERVIEW _________________________________ Southern California A LARGE ATTRACTIVE MARKET * Source: National Venture Capital Association ** Source: California Employment Development Department *** LA 5-County Area consists of Los Angeles, Orange, Riverside, San Bernardino and Ventura Counties **** Source: Los Angeles County Economic Development Corporation Large addressable market for small- and middle-market banking  97,000 businesses with fewer than 500 employees** Strong growth in entrepreneurial businesses  5th largest market for VC investment in 2015 * LA 5-County Area*** Expected to Add 158,000 Jobs in 2016 (2.1% employment growth)**** 6

Banker Position Past Financial Institutions Years of Banking Experience Tom Vertin President & CEO  Silicon Valley Bank (CA Division Manager) 32 Curt Christianssen Chief Financial Officer  Carpenter & Company  Bank of Manhattan, Eldorado Bank 30 Thomas Inserra Chief Credit Officer  Susquehanna Bank  FDIC  Citibank 25 Curtis Birkmann Chief Technology Officer  Bank of Manhattan 7 Maxwell Sinclair Chief Compliance Officer  California Bank & Trust 26 STRONG EXECUTIVE TEAM _________________________________ 7

STRONG COMMERCIAL BANKING TEAM _________________________________ Banker Position Past Financial Institutions Years of Banking Experience Kittridge Chamberlain Chief Banking Officer  Silicon Valley Bank (Sr. Credit Officer, Western Div.) 30 Robert Anderson Head of Product and Market Development  Silicon Valley Bank (Head of Orange County office) 20 Tom Wagner Chief Strategy Officer  Silicon Valley Bank (Head of Corporate Finance) 30 Cindy Verity Head of Cash Management  Silicon Valley Bank (Head of Treasury Management Sales) 30 Adrian Ward Head of Entertainment Industries Division  National Bank of California (SVP, Entertainment) 23 8

MARKET POSITIONING _________________________________ “Business Banking Beyond the Obvious” Differentiating Strategy to Target Commercial Clients 9 Small- to Medium- Sized Businesses •Need for financial guidance • Limited internal financial sophistication • Limited outside advisory support Horizon Analytics • Financial analysis • Business planning •Modeling and forecasting •Balance sheet management Service/Products •Customized Commercial Loans •Asset Based Lending •Owner Occupied RE •Treasury Management

BALANCE SHEET OVERVIEW: Loans, Deposits, Asset Quality, Capital 10

LOAN PORTFOLIO FOCUS ON RELATIONSHIP LENDING _________________________________ CRE: all other, 16.0% CRE: owner- occupied, 24.5% Commercial, 38.7% Multifamily, [VALUE] SFR, [VALUE] Other, 5.7% $ 884 Million as of June 30, 2016 11

SIGNIFICANT SHIFT TO RELATIONSHIP LOANS _________________________________ $158 $195 $191 $203 $217 $174 $156 $253 $323 $343 46.8% 48.2% 55.1% 63.2% 63.2% 45% 47% 49% 51% 53% 55% 57% 59% 61% 63% 65% $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 $600 2Q12 2Q13 2Q14 2Q15 2Q16 CRE OWNER-OCCUPIED C&I RELATIONSHIP LOANS AS A PERCENTAGE OF TOTAL LOANS 12 ($ in m ill io n s)

Commercial Loans Total Commitments and Line Utilization Trends _________________________________ $301.7 $312.6 $323.2 $321.7 $347.3 $332.6 $342.6 $123.4 $151.6 $140.3 $180.3 $152.6 $178.2 $188.6 71.0% 67.3% 69.7% 64.1% 69.5% 65.1% 64.5% 60.0% 62.0% 64.0% 66.0% 68.0% 70.0% 72.0% $250 $350 $450 $550 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 TOTAL C&I OUTSTANDING UNUSED C&I COMMITMENTS C&I LINE UTILIZATION RATE ($ in m ill io n s) Volatility in utilization rate impacting growth trend in C&I outstandings 13

DEPOSIT COMPOSITION FOCUSED ON CORE DEPOSITS _________________________________ $937 Million as of June 30, 2016  Continuing to attract non-interest bearing deposits  Shifted balances out of CDs into savings and money market accounts  Savings and money market balances tend to be stickier and less price sensitive than CDs Non-interest bearing 31% Interest checking 6% Savings/Money Market 34% Certificates of Deposit 29% Core Deposits as a Percentage of Total Deposits 14 61% 65% 64% 68% 69% 73% 71% 60% 62% 64% 66% 68% 70% 72% 74% 4Q15 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16

ASSET QUALITY TRENDS _________________________________ 53% of NPAs Relate to Two Credits 0.52% 0.61% 1.15% 0.89% 0.81% 1.36% 1.17% 1.04% 2.10% 1.27% 0.38% 0.35% 0.23% 0.16% 0.32% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2Q15 3Q15 4Q15 1Q16 2Q16 NPAS/TOTAL ASSETS Other Two Credits PMAR 0.04% 0.01% -0.05% 0.01% 0.09% 0.85% -0.20% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 2Q15 3Q15 4Q15 1Q16 2Q16 NCOS/GROSS LOANS Other NCOs One Credit 15 90% of 2Q16 NCOs Relate to One Commercial Loan Participation

STRONG CAPITAL POSITION _________________________________ 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% TOTAL CAPITAL RATIO TIER 1 CAPITAL RATIO COMMON EQUITY TIER 1 CAPITAL RATIO 15.0% 13.8% 12.5% 10.0% 8.0% 6.5% PMBC WELL-CAPITALIZED REQUIREMENT 16 As of June 30, 2016

OUTLOOK 17

DISRUPTION IN THE CALIFORNIA LANDSCAPE _________________________________  RBC acquisition of City National Bank  Western Alliance acquisition of Bridge Bank  PacWest Bancorp acquisition of Square 1 Bank Key opportunities to add clients and banking teams 18

OUTLOOK _________________________________ Double-digit loan growth in 2016 and beyond  Continued focus on growing commercial banking relationships  Expanded production staff will accelerate growth in core markets  Improving sales effectiveness and process throughput Improving net interest margin  Loan-to-deposit ratio increasing  Diminishing impact of lost interest from non-accrual loans  Cost of funds declining Higher non-interest income  New commercial clients using more treasury management products Relatively stable expense levels  Continuing expense discipline  Increase in production staff cost offset by office transition Steady increase in profitability 19

Strategic Change to More Effective Delivery Model _________________________________  Transitioning from retail branches to smaller commercial banking offices  Cash management products used by commercial client base reduce need for retail style branches  Cost savings from transition will be redeployed into more production staff  Planned addition of relationship managers during 2016 20

I n v e s t o r R e l a t i o n s : C u r t C h r i s t i a n s s e n ( 7 1 4 ) 4 3 8 - 2 5 3 1 C u r t . c h r i s t i a n s s e n @ p m b a n k . c o m 21

APPENDIX 2Q16 Financial Statements 22

2Q16 Consolidated Statements of Income

(Dollars and numbers of shares in thousands, except per share data)

(Unaudited)

	Three Months Ended				
	June 30, 2016	March 31, 2016	June 30, 2015	Jun '16 vs Mar '16 % Change	Jun'16 vs Jun '15 % Change
Total interest income	$ 9,835	$ 9,954	$ 9,813	(1.2)%	0.2 %
Total interest expense	1,355	1,251	1,324	8.3 %	2.3 %
Net interest income	8,480	8,703	8,489	(2.6)%	(0.1)%
Provision for loan and lease losses	8,720	420	—	1,976.2 %	100.0 %
Net interest income (loss) after provision for loan and lease losses	(240)	8,283	8,489	(102.9)%	(102.8)%
Non-interest income:					
Service fees on deposits and other banking services	267	255	234	4.7 %	14.1 %
Net gain on sale of small business administration loans	—	40	—	(100.0)%	— %
Other non-interest income	597	459	382	30.1 %	56.3 %
Total non-interest income	864	754	616	14.6 %	40.3 %
Non-interest expense:					
Salaries & employee benefits	5,506	5,687	5,423	(3.2)%	1.5 %
Occupancy and equipment	1,243	1,168	1,182	6.4 %	5.2 %
Professional Fees	774	550	744	40.7 %	4.0 %
OREO expenses	—	(70)	59	(100.0)%	(100.0)%
FDIC Expense	251	195	339	28.7 %	(26.0)%
Other non-interest expense	1,119	1,025	1,220	9.2 %	(8.3)%
Total non-interest expense	8,893	8,555	8,967	4.0 %	(0.8)%
(Loss) income before income taxes	(8,269)	482	138	(1,815.6)%	(6,092.0)%
Income tax (benefit) expense	(3,559)	198	—	(1,897.5)%	(100.0)%
Net (loss) income	(4,710)	284	138	(1,758.5)%	(3,513.0)%
Accumulated undeclared dividends on preferred stock	—	—	(309)	— %	(100.0)%
Net (loss) income allocable to common shareholders	$ (4,710)	$ 284	$ (171)	(1,758.5)%	2,654.4 %
Basic (loss) income per common share:					
Net (loss) income available to common shareholders	$ (0.21)	$ 0.01	$ (0.01)	(2,200.0)%	2,000.0 %
Diluted (loss) income per common share:					
Net (loss) income available to common shareholders	$ (0.21)	$ 0.01	$ (0.01)	(2,200.0)%	2,000.0 %
Weighted average number of common shares outstanding:					
Basic	22,962	22,873	19,774	0.4 %	16.1 %
Diluted	22,962	23,006	19,774	(0.2)%	16.1 %
Ratios from continuing operations[1]:					
Return on average assets	(1.71)%	0.11 %	0.05 %		
Return on average equity	(13.96)%	0.85 %	0.46 %		
Efficiency ratio	95.17 %	90.46 %	98.48 %		

PACIFIC MERCANTILE BANCORP

23

2Q16 Consolidated Statements of Financial Condition (Dollars in thousands, except share and book value data) (Unaudited) _______________________________ 24 ASSETS June 30, 2016 December 31, 2015 Increase/ (Decrease) Cash and due from banks $ 11,546 $ 10,645 8.5 % Interest bearing deposits with financial institutions(1) 119,986 103,276 16.2 % Interest bearing time deposits 3,917 4,665 (16.0)% Investment securities (including stock) 57,433 60,419 (4.9)% Loans (net of allowances of $13,429 and $12,716, respectively) 872,198 849,733 2.6 % Other real estate owned — 650 (100.0)% Net deferred tax assets 20,507 17,576 16.7 % Other assets 15,328 15,425 (0.6)% Total Assets $ 1,100,915 $ 1,062,389 3.6 % LIABILITIES AND SHAREHOLDERS’ EQUITY Non-interest bearing deposits $ 294,153 $ 249,676 17.8 % Interest bearing deposits Interest checking 59,720 51,210 16.6 % Savings/money market 314,277 312,628 0.5 % Certificates of deposit 268,519 280,326 (4.2)% Total interest bearing deposits 642,516 644,164 (0.3)% Total deposits 936,669 893,840 4.8 % Other borrowings 10,000 10,000 — % Other liabilities 5,697 7,106 (19.8)% Junior subordinated debentures 17,527 17,527 — % Total liabilities 969,893 928,473 4.5 % Shareholders’ equity 131,022 133,916 (2.2)% Total Liabilities and Shareholders’ Equity $ 1,100,915 $ 1,062,389 3.6 % Tangible book value per share $ 5.70 $ 5.87 (2.9)% Tangible book value per share, as adjusted(2) $ 5.71 $ 5.90 (3.2)% Shares outstanding $ 22,984,453 $ 22,820,332 0.7%